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                                                                    Exhibit 99.1


                          CONSENT OF DIRECTOR-NOMINEE

     The undersigned hereby consents to being named as a director-nominee in the Registration Statement on Form S-1 of Sun Community Bancorp Limited to be filed with the Securities and Exchange Commission and if elected agrees to serve as a director of the Company.



Dated: April 20, 1999                    By: /s/ Michael J. Harris
      ---------------------------------     ---------------------------------
                                         Name: Michael J. Harris